Exhibit 4.1

NUMBER	RAI ACQUISITION CORP.	UNITS
U

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT

EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of RAI ACQUISITION CORP., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a business combination or (ii),                     2009 and will expire unless exercised before 5:00 p.m., New York City Time, on                     , 2013, or earlier upon redemption (the “Expiration Date”). The Company will use its best efforts to cause a registration statement relating to common stock issuable upon exercise of a Warrant to become effective on or prior to the commencement of the warrant exercise period and to maintain the effectiveness of such registration statement until the Expiration Date. A Warrant is not exercisable unless, at the time of exercise, the common stock for which the Warrant may be exercised is the subject of an effective registration statement under the Securities Act of 1933, as amended, and a prospectus relating to such common stock is current, and such common stock has been registered under or deemed to be exempt from registration under the securities laws of the state of residence of the holder of the Warrant. The Company is not obligated to settle the Unit or the Warrant for cash, even if the Warrant is not exercisable due to the failure by the Company to maintain an effective registration statement. The Common Stock and Warrants comprising the Units represented by this certificate will trade separately on                     ; provided, however, in no event will the representative of the underwriters allow separate trading of the Common Stock and Warrants until the Company files an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering. The terms of the Warrants are governed by a Warrant Agreement, dated as of                      , 2008, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

RAI ACQUISITION CORP. CORPORATE SEAL 2007

DELAWARE

Chief Executive Officer	Secretary

Countersigned and Registered by:

American Stock Transfer & Trust Company,

as Transfer Agent and Registrar

By:
Authorized Signature

RAI ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT	Custodian
TEN ENT	as tenants by the entireties		(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts/Transfers to Minors Act

(State)

Additional Abbreviations may also be used though not in the above list.

For value received             , hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).